Exhibit 99.1

GrowHow Acquisition Announcement July 1, 2015 NYSE: CF

Safe Harbor Statement All statements in this communication, other than those relating to historical facts, are forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to a number of assumptions, risks and uncertainties, many of which are beyond our control, which could cause actual results to differ materially from such statements. These statements include, but are not limited to, statements about the benefits, expected timing of closing and other aspects of the GrowHow transaction as contemplated; statements about future strategic plans; and statements about future financial operating results. Important factors that could cause actual results to differ materially from our expectations include, among others: risks and uncertainties arising from the possibility that the GrowHow transaction as contemplated may be delayed or may not occur; an inability to achieve, or a delay in achieving, the expected benefits of the GrowHow transaction as contemplated; difficulties associated with the integration of GrowHow; unanticipated costs or liabilities associated with the GrowHow transaction; the risk that disruptions from the GrowHow transaction as contemplated will harm relationships with customers, employees and suppliers; the volatility of natural gas prices in North America and the United Kingdom; the cyclical nature of our business and the agricultural sector; the global commodity nature of our fertilizer products, the impact of global supply and demand on our selling prices, and the intense global competition from other fertilizer producers; conditions in the U.S. and U.K. agricultural industry; difficulties in securing the supply and delivery of raw materials, increases in their costs or delays or interruptions in their delivery; reliance on third party providers of transportation services and equipment; the significant risks and hazards involved in producing and handling our products against which we may not be fully insured; risks associated with cyber security; weather conditions; our ability to complete our production capacity expansion projects on schedule as planned and on budget or at all; risks associated with other expansions of our business, including unanticipated adverse consequences and the significant resources that could be required; potential liabilities and expenditures related to environmental and health and safety laws and regulations; our potential inability to obtain or maintain required permits and governmental approvals or to meet financial assurance requirements from governmental authorities; future regulatory restrictions and requirements related to greenhouse gas emissions; the seasonality of the fertilizer business; the impact of changing market conditions on our forward sales programs; risks involving derivatives and the effectiveness of our risk measurement and hedging activities; our reliance on a limited number of key facilities; risks associated with joint ventures; acts of terrorism and regulations to combat terrorism; risks associated with international operations; losses on our investments in securities; deterioration of global market and economic conditions; and our ability to manage our indebtedness. More detailed information about factors that may affect our performance may be found in our filings with the Securities and Exchange Commission, including our most recent periodic reports filed on Form 10-K and Form 10-Q, which are available in the Investor Relations section of the CF Industries website. Forward-looking statements are given only as of the date of this release and we disclaim any obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. 2

Transaction Overview Acquiring remaining 50% equity interest in GrowHow UK from Yara Cash purchase price of $580 million compares favorably to CF’s current valuation Debt free, cash free GrowHow balance sheet at closing To be funded through cash on hand and revolver borrowings UK’s largest nitrogen production facilities, located in Ince and Billingham, UK: Ince facility: ammonia plant, three nitric acid plants, ammonium nitrate plant, three NPK compound plants Billingham facility: ammonia plant, three nitric acid plants, carbon dioxide plant, ammonium nitrate plant  Combined production capacities: 0.9 million short tons gross ammonia 1.2 million short tons ammonium nitrate 0.4 million short tons NPK compounds 3

Compelling Financial & Strategic Rationale Attractive valuation along with synergies returns lead to expected mid-teens International expansion in stable political and economic region Favorable natural gas pricing dynamics and trends UK requires over 40% imports to meet total nitrogen demand Largest UK producer of nitrogen fertilizer, low delivered cost into principal operating regions 4

# GrowHow is the Largest UK Fertilizer Manufacturer

CFIndustries

GrowHow

Gross Annual Production Capacities

*(million short tons)*

| | Total |
|---|---|
| Ammonia (gross) | 0.9 |
| AN | 1.2 |
| NPK | 0.4 |

UK AN Consumption

*(million short tons)*

| | 2014 |
|---|---|
| GH Production | 0.9 |
| Imports | 0.7 |
| Total | 1.6 |

Sales Volume

- Agricultural sales (70%)
  - ammonium nitrate fertilizer
  - NPK compounds fertilizer
- Industrial sales (30%)
  - ammonia
  - nitric acid


Ince Manufacturing Plant & Head Office
Billingham Manufacturing Plant

5

Favorable Gas Cost Trends National Balancing Point Calendar Year Gas Price International Energy Prices by Commodity ($/MMBtu) $7.60 el $20 $7.40 $7.20 $15 $7.00 $10 $6.80 $6.60 $5 $6.40 $6.20 $-2015 2016 2017 2018 2019 1/2/2013 7/2/2013 1/2/2014 7/2/2014 1/2/2015 6/29/2015 Crude Oil (Brent Front Month) European Natural Gas (NBP Spot) Chinese Anthracite Coal (Mine Mouth Average) Based on $1.52 to £1.00 exchange Source: Bloomberg as of 6/29/2015 6 $ per MMBtu Equivalent $110/barr $62/barrel $6.60/MMBtu $132/tonne June 29, 2015

Attractive Valuation Profile (in millions except per MMBtu amounts) (1) EBITDA is defined as net earnings attributable to common stockholders plus interest expense (income)-net, income taxes, and depreciation and amortization. We have presented EBITDA because management uses the measure to track performance and believes that it is frequently used by securities analysts, investors and other interested parties in the evaluation of companies in our industry. 7 US GAAP Full Year YTD-May YTD-May LTM May 2012 2013 2014 2014 2015 2015 Net earnings £ 95 Interest expense (income) - net 1 Income taxes 26 Depreciation and amortization 30 £ 28 1 9 29 £ 43 2 12 32 £ 15 1 5 12 £ 25 - 6 10 £ 53 1 13 30 EBITDA £ 152 USD per GBP rate 1.59 £ 67 1.57 £ 89 1.65 £ 33 1.67 £ 41 1.52 £ 97 1.52 EBITDA - USD $ 242 National Balancing Point Gas price - USD per MMBtu $ 9.52 $ 105 $ 10.52 $ 147 $ 8.38 $ 55 $ 8.65 $ 62 $ 6.86 $ 147 $ 7.29 Cash Considerations for Yara's 50% Interest $ 580 Total GrowHow Valuation $ 1,160 LTM May 2015 EBITDA $ 147 EV/LTM EBITDA 7.9x

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